Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (No. 333-186546 and 333-202277) on Form S-3 and in Registration Statement (No. 333-131244, 333-197208 and 333-200597) on Form S-8 of Ameris Bancorp and subsidiaries (the “Company”) of our report dated March 16, 2015, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appears in this Annual Report on Form 10-K for the year ended December 31, 2014.

/s/ CROWE HORWATH LLP

Atlanta, Georgia

March 16, 2015